UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST MIDWEST BANCORP, INC.
FORM 8-K
May 19, 2011

Item 5.2 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of May 18, 2011, First Midwest Bancorp, Inc. (“FMBI” or the “Company”) entered into a TARP-related compensation arrangement payable over the remainder of the 2011 fiscal year with Michael Kozak in the amount of $60,848.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 18, 2011.  A total of 66,742,676 shares were represented in person or by proxy, or 89.44% of the total outstanding shares of common stock of the Company.  The final results of stockholder voting on the four proposals presented were as follows:

Proposal 1 - Election of Directors

John F. Chlebowski, Jr. (Approved)
For	Against	Abstain	Broker Non-Votes
57,813,208	3,142,255	86,664	5,700,549

John E. Rooney (Approved)
For	Against	Abstain	Broker Non-Votes
52,645,234	8,316,643	80,250	5,700,549

Ellen A. Rudnick (Approved)
For	Against	Abstain	Broker Non-Votes
59,411,982	1,547,644	82,501	5,700,549

Phupinder S. Gill (Approved)
For	Against	Abstain	Broker Non-Votes
60,027,090	931,930	83,107	5,700,549

Michael J. Small (Approved)
For	Against	Abstain	Broker Non-Votes
60,086,254	861,037	94,836	5,700,549

Peter J. Henseler (Approved)
For	Against	Abstain	Broker Non-Votes
60,177,409	775,950	88,768	5,700,549

Proposal 2 (Approved) - Advisory (non-binding) vote ratifying the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011.
For	Against	Abstain	Broker Non-Votes
65,190,472	1,306,983	245,221

Proposal 3 (Approved) - Advisory (non-binding) vote approving executive compensation.
For	Against	Abstain	Broker Non-Votes
56,640,269	3,160,837	1,241,021	5,700,549

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: May 19, 2011	/s/ CYNTHIA A. LANCE
By: Cynthia A. Lance Executive Vice President and Corporate Secretary